AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              MARK SOLUTIONS, INC.


The undersigned corporation, in order to amend and restate its Certificate of Incorporation, hereby certifies as follows:

     1. (a) The present name of the corporation (hereinafter called the corporation") is Mark Solutions, Inc.

        (b) The name under which the corporation was originally incorporated is Showcase Cosmetics, Inc., and the date of filing the original certificate or incorporation of the corporation with the Secretary of State of the State of Delaware is September 29, 1986.

     2. The certificate of incorporation of the corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu thereof new Article FOURTH which is set forth in the Restated Certificate or Incorporation hereinafter provided for.

      3. The provisions of the certificate of incorporation of the corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into a single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of Mark Solutions, Inc. without any further amendment other than the amendment herein certified and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

      4. The amendment and the restatement of the restated certificate of incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Section 242 and of
         Section 245 of the General Corporation Law of the State of Delaware.







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                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              MARK SOLUTIONS, INC.



FIRST:  The name of the corporation is: Mark Solutions, Inc.

SECOND: The registered  office of the  corporation is to be located at c/o
                  Corporation Service Company, 1013 Centre Road, in the City of Wilmington, County of New Castle, State of Delaware 19805.
                  The  name  of  its   registered   agent  at  that  address  is
                  Corporation Service Company.

THIRD:  The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH: The Corporation shall be authorized to issue the following shares:

                  Class           Number of Shares      Par Value
                  -----           ----------------      ---------

                  Common Stock      50,000,000             $.01

FIFTH:  The name and address of the incorporator are as follows: -

                  NAME                                 ADDRESS
                  ----                                 -------

                  Ray A. Barr           9 East 40th Street, New York, NY 10016

SIXTH:  The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation for the powers of the corporation and of its directors and stockholders:

                  (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

                  (2) The Board of Directors shall have power without the assent or vote of the stockholders:

                           (a) To make, alter, amend, change, add to or repeal the By-laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

                           (b) To determine from time to time whether, and to what times and places, and under what conditions the accounts and books of the corporation (other than the stockledger) or any of them shall be open to the inspection of the stockholders.



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


                  (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy as such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

                  (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

SEVENTH : No  director  shall  be  liable  to  the  corporation  or  any  of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,
                  (3) liability under Section 174 of the Delaware General Corporation Law or, (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the Delaware General Corporation Law, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.

EIGHTH:   Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application as been made, be binding on all the creditors or class of creditors, and/or all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.



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


NINTH:  The corporation  reserves the right to amend, alter, change or repreal
                  any  provision   contained  in  this   certificate  of
                  incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors, and officers are subject to this reserved power.


IN WITNESS WHEREOF, we hereunto sign our names and affirm that the statements made herein are true and under the penalties of perjury, this 27th day of January 1998.


                MARK SOLUTIONS, INC.



                /s/   Carl Coppola
                -----------------------
                Carl Coppola, President


ATTEST:




/s/ Cheryl Gomes
--------------------------
Cheryl A. Gomes, Secretary




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